EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We have issued our report dated December 18, 1996 on the balance sheets of Sirco International (Canada) Limited as at November 30, 1996 and November 30, 1995 and the statements of operations and retained earnings and changes in financial position for each of the years in the three year period ended November 30, 1996, accompanying the consolidated financial statements and schedules included in the Annual Report of Sirco International Corp. and subsidiaries on Form 10-K for the year ended November 30, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of Sirco International Corp. on Form S-3 for the registration of 900,000 shares of its common stock.



                                                           /s/DELOITTE & TOUCHE
                                                           --------------------
                                                           DELOITTE & TOUCHE
                                                           Chartered Accountants

May 27, 1997